As filed with the Securities and Exchange Commission on December 23, 1996.
                                                 Registration No. 333-
                                                                      ----------

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933
                            ----------------------

                            MEDICAL ALLIANCE, INC.
            (Exact name of registrant as specified in its charter)

                    TEXAS                              73-1347577
         (State or other jurisdiction               (I.R.S. Employer
      of incorporation or organization)          Identification Number)

            MEDICAL ALLIANCE, INC.
        2445 GATEWAY DRIVE, SUITE 150
             IRVING, TEXAS  75063                          75063
   (Address of principal executive offices)             (Zip Code)

                            ----------------------

                        MEDICAL ALLIANCE, INC.
          AMENDED AND RESTATED 1994 LONG-TERM INCENTIVE PLAN
                       (Full title of the Plan)

                              MARK NOVY
                        MEDICAL ALLIANCE, INC.
                    2445 GATEWAY DRIVE, SUITE 150
                         IRVING, TEXAS 75063
                            (972) 580-8999
           (Name, Address, including zip code and telephone
          number, including area code, of agent of service)
          -------------------------------------------------
                              COPIES TO:

                          Richard F. Dahlson
                       Jackson & Walker, L.L.P.
                     901 Main Street, Suite 6000
                         Dallas, Texas  75202

          APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES
                             PURSUANT TO THE PLAN:
     From time to time after this Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
     Title of                                 Proposed Maximum        Proposed Maximum
 Securities to be        Amount to be        Offering Price Per      Aggregate Offering         Amount of
    Registered            Registered              Share(1)               Price (1)          Registration Fee
------------------------------------------------------------------------------------------------------------
 Common Stock,
 $0.002 par value      1,195,133 shares            $11.565              $13,821,713              $4,188
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1) and Rule 457(c), the offering price and registration fee are computed on the basis of the average high and low prices of the Common Stock as listed on the Nasdaq Stock Market on December 17, 1996.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Medical Alliance, Inc. (the "Company"), are incorporated herein by reference and made a part hereof: (i) Prospectus dated October 11, 1996, filed with the Commission pursuant to Rule 424(b) on October 11, 1996; (ii) Registration Statement on Form 8-A (No. 000-21343), effective as of October 10, 1996; (iii) Quarterly Report on Form 10-Q filed on November 25, 1996, and any amendments filed thereto.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post- effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Jackson & Walker, L.L.P. Richard F. Dahlson, a partner in Jackson & Walker, L.L.P., beneficially owns 10,927 shares of the Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's Articles of Incorporation provide that, to the fullest extent permitted by Texas law, directors of the Company will not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Texas law does not currently authorize the elimination or limitation of the liability of a director to the extent the director is found liable for (i) any breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith that constitute a breach of duty of the director to the Company or which involve intentional misconduct or a knowing violation of law, (iii) transactions from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) acts or omissions for which the liability of a director is expressly provided by an applicable statute. In addition, the Company's Articles of Incorporation provide that if applicable law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by law, as amended.

      The Company's Articles of Incorporation and Bylaws grant mandatory indemnification and advancement of expenses to directors and officers of the Company to the fullest extent authorized by Texas law. In general, a Texas corporation may indemnify a director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding by virtue of his position in the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Texas corporation may indemnify a director or officer in an action brought by or in the right of the corporation only if such director or officer was not found liable to the corporation, unless or only to the extent that a court finds him to be fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      The Company has procured insurance that purports to insure the Company's directors and officers against certain liabilities incurred by them in the discharge of their functions as directors and officers, with certain exceptions including exceptions for liabilities arising from such directors' and officers' own malfeasance.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, as amended, and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

      The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

    Exhibit No.                       Description of Exhibit
    -----------                       ----------------------
       4.1       Restated and Amended Articles of Incorporation of Medical Alliance, Inc. (1)

       4.2       Restated and Amended Bylaws of Medical Alliance, Inc. (1)

        4.3      Form of certificate evidencing ownership of the Common Stock of Medical Alliance, Inc.(1)

        5        Opinion of Jackson & Walker, L.L.P. (2)

       15        None

       23.1      Consent of Coopers & Lybrand L.L.P. (2)

       23.2      Consent of Jackson & Walker, L.L.P. (contained in its opinion filed herewith)

       24        Power of Attorney (contained on the signature page of this Registration Statement).

       99        Medical Alliance, Inc. Amended and Restated 1994 Long-Term Incentive Plan.(2)

--------------

(1) Previously filed as an exhibit to the Company's registration statement on Form S-1 (No. 333-09815), and incorporated herein by reference.

(2)      Filed herewith.

ITEM 9.          UNDERTAKINGS.

         (a)     The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

         Each person whose signature appears below authorizes Mike Wallace, Mark Novy and Richard F. Dahlson, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities that are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.




                                 SIGNATURE PAGE

         Pursuant to the requirements of the Securities Act of 1933, as amended, Medical Alliance, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 23, 1996.


                                  MEDICAL ALLIANCE, INC.


                                  By: /s/ Paul Herchman
                                      ------------------------
                                          PAUL HERCHMAN
                                      ------------------------
                                  Title: President and C.E.O.
                                         ---------------------

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on December 23, 1996.

                    SIGNATURE                                   TITLE                      DATE
                    ---------                                   -----                      ----
                                                  Chairman of the Board, Executive
            /s/ Paul R. Herchman                  Officer and President (Principal   December 23, 1996
 ----------------------------------------------          Executive Officer)
                Paul R. Herchman

                                                    Senior Vice President, Chief
           /s/ Michael G. Wallace                 Financial Officer and Treasurer    December 23, 1996
 ----------------------------------------------       (Principal Financial and
               Michael G. Wallace                        Accounting Officer)



       /s/ David A. Kallenberger, M.D.                    Medical Director           December 23, 1996
 ----------------------------------------------             and Director
           David A. Kallenberger, M.D.


                /s/ Leo Lopez                                 Director               December 23, 1996
 ----------------------------------------------
                    Leo Lopez


          /s/ Thomas A. Montgomery                            Director               December 23, 1996
 ----------------------------------------------
              Thomas A. Montgomery


           /s/ Morris G. Moreland                             Director               December 23, 1996
 ----------------------------------------------
               Morris G. Moreland


              /s/ Leon Pritzker                               Director               December 23, 1996
 ----------------------------------------------
                  Leon Pritzker


               /s/ Jim Silcock                                Director               December 23, 1996
 ----------------------------------------------
                   Jim Silcock


           /s/ Michael G. Wallace
 ----------------------------------------------
               Michael G. Wallace
               As Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit                                                                                          Sequentially
Number                                       Description of Exhibit                              Numbered Page
------                                       ----------------------                              -------------
        4.1      Restated and Amended Articles of Incorporation of Medical Alliance, Inc. as amended. (1)

        4.2      Restated and Amended Bylaws of Medical Alliance, Inc. (1)

        4.3      Form of certificate evidencing ownership of the Common Stock of Medical Alliance, Inc.(1)

        5        Opinion of Jackson & Walker, L.L.P. (2)

       15        None

       23.1      Consent of Coopers & Lybrand L.L.P. (2)

       23.2      Consent of Jackson & Walker, L.L.P. (contained in its opinion filed herewith)

       24        Power of Attorney (contained on the signature page of this Registration Statement).

       99        Medical Alliance, Inc. Amended and Restated 1994 Long-Term Incentive Plan.

--------------

(1) Previously filed as an exhibit to the Company's registration statement on Form S-1 (No. 333-09815), and incorporated herein by reference.

(2)      Filed herewith.